Exhibit 99.1

 Abiomed Announces Third Quarter of Fiscal 2007 Results with Revenue Growth of
                                      23%

    DANVERS, Mass.--(BUSINESS WIRE)--Feb. 5, 2007--Abiomed, Inc. (NASDAQ: ABMD) today announced revenue of $12.9 million for its third quarter of fiscal 2007 ended December 31, 2006. Revenue for the quarter was up 23% as compared to third quarter of fiscal 2006. During the third quarter of fiscal 2007 compared to the same period of fiscal 2006, revenue from AB5000 disposables grew 61%, BVS disposables revenue decreased 31%, and Impella disposables revenue increased 225%, while not a significant contribution to total revenue dollars. Revenue for the nine months ended December 31, 2006 was $36.8 million and increased 23% compared to the same period of the prior year.

    Recent operating highlights and financial results included:

    -- Abiomed has submitted its application to the FDA for 510(k) clearance of the Impella 2.5.

    -- Gross margin for the third quarter of fiscal 2007 was 78%, up 700 basis points compared to the same period of fiscal 2006.

    -- Total disposables of approximately 590 units shipped during the quarter, including the most ever units shipped of Impella.

    -- This was the third consecutive record quarter for the number of patients supported by AB5000 Circulatory Support Systems worldwide, second highest quarter for disposables unit sales of AB5000, and AB5000 Console revenues in the U.S. grew 70%.

    -- The Company's intra-aortic balloon (IAB) received 510(k) clearance in the U.S. The Company also received CE Mark approval in Europe for both the Intra-Aortic Balloon and the new iPulse combination console system that can run Abiomed's IAB, BVS 5000 Blood Pump and AB5000 Ventricle. Abiomed treated its first Intra-Aortic Balloon Pump patient in Europe for high-risk angioplasty with its new iPulse system.

    -- Continued expansion of Abiomed's global distribution with the addition of 12 global sales and clinical representatives.

    -- The third quarter of fiscal 2007 net loss was $6.7 million, or $.25 per share. The net loss for the third quarter of fiscal 2007 included stock option expense of $1.4 million, or $.05 per share. The third quarter of fiscal 2006 net loss was $4.5 million, or $.17 per share.

    "We continue to make strides towards expanding our global distribution and our product portfolio with the completion of our Impella 2.5 510(k) submission to the FDA. Abiomed has nine products on three platforms, Impella, iPulse and AbioCor. We look forward to making regulatory progress with the six products not yet approved by the FDA," said Michael R. Minogue, Chairman, CEO and President of Abiomed.

    Financial information for the third quarter of fiscal 2007 is attached to this press release.

    CONFERENCE CALL AND WEBCAST

    The Company will host a conference call at 11:00 a.m. ET on February 5, 2007. Michael R. Minogue, Chairman, Chief Executive
Officer and President, and Daniel J. Sutherby, Chief Financial
Officer, will host the conference call.

    To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial 866-314-4865; the international number is 617-213-8050. The access code is 97813965. A replay of this conference call will be available beginning at 1 p.m. ET on February 5, 2007 through 11:59 p.m. ET on February 19, 2007. The replay phone number is 888-286-8010; the international number is 617-801-6888. The replay access code is 55114880.

    ABOUT ABIOMED

    Based in Danvers, Massachusetts, Abiomed, Inc., is a leading developer, manufacturer and marketer of medical products designed to assist or replace the pumping function of the failing heart. Abiomed currently manufactures and sells the AB5000(TM) Circulatory Support System and the BVS(R) 5000 Biventricular Support System for the temporary support of all patients with failing but potentially recoverable hearts. The Company also developed the AbioCor(R) Implantable Replacement Heart. In Europe, Abiomed offers the Impella(R) LP2.5, Impella(R) LP5.0, Impella(R) LD, the Impella(R) RD and an Intra-Aortic Balloon under CE Mark approval. The Impella(R) 5.0 and 2.5 are investigational devices limited by Federal Law solely to investigational use in the United States. Other Impella devices and the iPulse(TM) combination console system are not yet available for sale in the United States. For additional information please visit: www.abiomed.com.

    FORWARD-LOOKING STATEMENTS

    This Release contains forward-looking statements, including statements regarding development of Abiomed's existing and new products, the Company's progress toward commercial growth, and future opportunities. The Company's actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company's filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.



                    ABIOMED, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                (in thousands, except per share data)

                                            December 31,   March 31,
                                                2006          2006
                                             (Unaudited)
                                            ------------- ------------
ASSETS
Current assets:
  Cash and cash equivalents                  $     6,081  $     7,832
  Short-term marketable securities                11,160       23,003
  Accounts receivable, net of allowance
  for doubtful accounts of $274 at
  December 31, 2006 and $211 at
  March 31, 2006                                   9,230        8,880
  Inventories                                      6,883        4,868
  Prepaid expenses and other current assets        1,640        1,860
                                            ------------- ------------
Total current assets                              34,994       46,443

Property and equipment, net                        5,572        4,824
Intangible assets, net                             7,613        8,164
Goodwill                                          26,355       19,106
                                            ------------- ------------
Total assets                                     $74,534      $78,537
                                            ============= ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                           $     4,636  $     3,070
  Accrued expenses                                 5,786        5,185
  Deferred revenue                                   577          484
                                            ------------- ------------
Total current liabilities                         10,999        8,739

Long-term deferred tax liability                     873          310
Accrued costs of acquisition                       5,583           --
                                            ------------- ------------
Total liabilities                                 17,455        9,049
                                            ------------- ------------

Commitments and contingencies                         --           --

Stockholders' equity
  Class B Preferred Stock, $.01 par value             --           --
        Authorized - 1,000,000 shares;
         Issued and outstanding - none
  Common stock, $.01 par value                       268          265
        Authorized - 100,000,000 shares;
        Issued - 26,775,474 shares at
        December 31, 2006 and 26,474,270
        shares at March 31, 2006;
        Outstanding - 26,764,455 shares at
        December 31, 2006 and 26,468,091
        shares at March 31, 2006
  Additional paid-in-capital                     221,438      214,666
  Deferred stock-based compensation                   --         (171)
  Accumulated deficit                           (164,840)    (143,308)
  Treasury stock at cost 11,019 shares at
  December 31, 2006 and 6,179 shares at
  March 31, 2006                                    (116)         (66)
  Accumulated other comprehensive income
   (loss)                                            329       (1,898)
                                            ------------- ------------
Total stockholders' equity                        57,079       69,488
                                            ------------- ------------
Total liabilities and stockholders' equity       $74,534      $78,537
                                            ============= ============




                    ABIOMED, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
                (in thousands, except per share data)

                               Three months ended   Nine months ended
                                  December 31,        December 31,
                              -------------------- -------------------
                                2006       2005      2006      2005
                              ---------- --------- --------- ---------
Revenue:
  Products                    $  12,823  $ 10,447  $ 36,698  $ 29,605
  Funded research and
   development                       81        68       100       269
                              ---------- --------- --------- ---------
                                 12,904    10,515    36,798    29,874

Costs and expenses:
  Cost of product revenue
   excluding amortization         2,873     3,070     9,281     7,851
  Research and development        5,625     4,226    16,329    12,517
  Selling, general and
   administrative                10,917     7,411    31,355    21,558
  Expensed in-process
   research and development          --        --       800    13,306
  Amortization of intangible
   assets                           373       348     1,243       955
                              ---------- --------- --------- ---------
                                 19,788    15,055    59,008    56,187


 Loss from operations            (6,884)   (4,540)  (22,210)  (26,313)
                              ---------- --------- --------- ---------

Other income:
  Investment income                 240       316       841       876
  Foreign exchange gain
   (loss)                            62       (56)      149      (168)
  Other income (expense), net       (40)       53        32        91
                              ---------- --------- --------- ---------
                                    262       313     1,022       799
                              ---------- --------- --------- ---------
Net loss before provision for
 income taxes                    (6,622)   (4,227)  (21,188)  (25,514)
Provision for income taxes          103       253       344       253
                              ---------- --------- --------- ---------
Net loss                        $(6,725)  $(4,480) $(21,532) $(25,767)
                              ========== ========= ========= =========

Basic and diluted net loss
 per share                       $(0.25)   $(0.17)   $(0.81)   $(1.01)
Weighted average shares
 outstanding                     26,712    26,351    26,602    25,447

    CONTACT: Abiomed, Inc.
             Daniel J. Sutherby, 978-646-1812
             Chief Financial Officer
             ir@abiomed.com
             or
             Abiomed, Inc.
             Liza Heapes, 978-646-1668
             Media Relations
             mediarelations@abiomed.com